Exhibit 99.1

China Direct Industries Names Hernan Grant Welch Chief Financial Officer
Mr. Welch Brings Extensive International Finance Experience to Support Current Operations and Further Expansion in North and South America

Deerfield Beach, Fla., January 10, 2012 – China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides cross border corporate advisory services announced today that it has named Hernan Grant Welch to the position of Executive Vice President and Chief Financial Officer.  Mr. Welch replaces Mr. Andrew Wang who will remain with the company as a consultant to the accounting and finance department.  Mr. Welch joins the senior management team at China Direct Industries after spending the last several months as our Vice President of Finance and SEC Reporting.

Mr. Welch has garnered over 30 years of international finance experience in working for both public companies and major auditing firms.  Mr. Welch’s recent public company experience includes serving from 2007 to 2009 as Director of SEC Reporting and SOX Compliance for Core-Mark International, a NASDAQ listed international logistics services and distribution company. Prior to his position at Core-Mark, Mr. Welch was the Director of Financial Accounting and SEC reporting from for Longview Fibre Company, a public company engaged in forestry management and operations from 2006 until its privatization in 2007. Mr. Welch acted as Director of Financial Reporting for IOWA Telecom from 2004 to 2006, where he helped manage the financial reporting process for the company’s initial public offering on the NYSE.  From 2002 to 2004, Mr. Welch was Director of Finance and SEC Reporting for Accuimage Diagnostics, Inc., a medical diagnostic software company serving multinational clients domestically, in Europe and Asia.  Mr. Welch assisted in the financial preparation for the sale of Accuimage to Merge Diagnostics which took place in January 2005.  From 1999 to 2002, Mr. Welch was Vice President and SEC Reporting Director of Equus Entertainment, Inc., a NASDAQ listed entertainment, gaming and real estate company, serving multinational locations in the Caribbean and Latin America.

Prior to his public company work, from 1996 to 1999, Mr. Welch was a partner with Ernst & Young International where his responsibilities as an audit and consulting partner included the supervision of a staff of financial professionals in Caracas, Venezuela and Miami, Florida. Mr. Welch was a Partner with KPMG, LLP from 1989 to 1996 covering engagements in GAAP compliance and SEC reporting.  He began his professional career at Deloitte LLP (formerly Deloitte & Touche), providing international audit, tax and management consulting services in 1980 until 1989 and as a partner at Deloitte, Mr. Welch worked on a number of leveraged buy-out projects including KKR Group.

Mr. Welch is a Certified Public Accountant with a Bachelors of Science degree in Economics and Accounting from Fordham University, a Masters Degree in Business Administration in Finance from New York University’s Stern School of Business and a Juris Doctor from George Washington University.

Commenting on this event, Dr. James Wang, Chairman and CEO of China Direct Industries stated, “We are pleased to welcome Hernan to our senior management team as we look to build China Direct Industries into a truly global organization in 2012 and beyond.  Hernan brings a wealth of international financial experience, including work in Asia and South America, to China Direct Industries and also has hands on experience in integrating acquisitions as well as managing financial operations from numerous geographic regions.  We are confident his wealth of SEC reporting knowledge will prove to be a valuable asset for our company and the other public companies we service in our Consulting segment.  We also thank Andrew Wang for his service and look forward to his continued assistance in helping us build our company for the future.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial consulting services.  Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning our expected growth.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Report on Form 10-K for the fiscal year ended September 30, 2011.

Contact Information:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net